UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2013

EAGLE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-20146	54-1601306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 East Main Street P.O. Box 391 Berryville, Virginia	22611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 955-2510

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2013, Eagle Financial Services, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with Kathleen J. Chappell, who serves as Vice President and Chief Financial Officer for the Company and Senior Vice President and Chief Financial Officer of the Company’s wholly-owned subsidiary, Bank of Clarke County. The initial term of the Agreement will end December 31, 2013. The Agreement will renew for a term of one year each December 31st thereafter unless Mrs. Chappell or the Company provides written notice to the other party prior to the renewal date. The Agreement provides for an initial base salary of $166,500, and Mrs. Chappell is eligible for base salary increases and bonuses, as determined by the Board of Directors. Prior to the Agreement, Mrs. Chappell was not covered by any employment agreement.

The Agreement provides for the termination of Mrs. Chappell’s employment by the Company without “cause” and termination by her for “good reason” (as those terms are defined in the Agreement). Termination under either of these circumstances will entitle Mrs. Chappell to (i) the payment of salary for the remainder of the then current term of the Agreement, (ii) a payment in cash equal to the greater of her highest cash bonus in any of the three fiscal years before the year in which termination occurs and the amount of cash bonus that he was designated to receive under the Company’s annual incentive plan and (iii) the continued benefit to her for the remainder of the then current term of the Agreement of all employee benefit plans and programs or arrangements in which she was entitled to participate prior to her termination. If Mrs. Chappell is terminated without cause or resigns for good reason within one year following a “change of control” (as defined in the Agreement), she will receive an amount equal to 299% of her base salary, annual bonus and equivalent benefits (subject to reduction to the extent that such payment constitutes an “excess parachute payment” under the Internal Revenue Code of 1986, as amended). Mrs. Chappell will not be entitled to any compensation or other benefits under the Agreement if her employment is terminated for “cause”.

The Agreement also contains covenants relating to non-competition and non-solicitation, each for a period of 12 months following the last day of Mrs. Chappell’s employment, and covenants relating to confidentiality and nondisclosure.

The full text of the Agreement is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated April 17, 2013, by and between Eagle Financial Services, Inc. and Kathleen J. Chappell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2013

Eagle Financial Services, Inc.

By:	/s/ KATHLEEN J. CHAPPELL
Kathleen J. Chappell
Vice President and CFO

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated April 17, 2013, by and between Eagle Financial Services, Inc. and Kathleen J. Chappell.